Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	John Robison
(309) 693-5846
John_Robison@rlicorp.com
www.rlicorp.com

RLI sets new earnings record

PEORIA, ILLINOIS, January 23, 2007 — RLI Corp. (NYSE: RLI) — RLI Corp. reported 2006 net earnings of $134.6 million ($5.27 per share), compared to $107.1 million ($4.07 per share) reported last year.

Earnings Per Diluted Share	2006	2005	2004
Net earnings	$5.27	$4.07	$2.80
Operating earnings	$4.35	$3.67	$2.47

Highlights for the year included:

•                  Operating earnings of $111.3 million ($4.35 per share).

•                  Combined ratio of 84.1.

•                  Growth in book value per share of 14.9%, to $31.17 per share.

•                  Net operating cash flow of $171.8 million.

•                  Investment income growth of 15.7%.

•                  Nearly $100 million returned to shareholders in the form of share repurchases and dividends paid.

“2006 was the best earnings year in our company’s 41-year history, and we are proud to present our shareholders with these record-setting results,” said RLI Corp. President & CEO Jonathan E. Michael. “Book value grew by more than $60 million after returning nearly $100 million to shareholders. Our continued focus on underwriting income resulted in a combined ratio of 84.1 for the year and contributed to a 19.1% return on equity.”

The following significant items positively affected operating earnings for the full year 2006:

•                  $37.8 million pretax ($0.96 per share) of favorable loss development from prior years’ reserves from the casualty and surety segments.

•                  $4.8 million pretax ($0.12 per share) of favorable loss development from 2005 and 2004 hurricanes.

•                  $1.5 million after tax ($0.06 per share) gain in the fourth quarter as a result of favorable tax treatment on a dividend from unconsolidated investee Maui Jim, Inc. (Maui Jim).

Partially offsetting the favorable items was:

•                  $12.3 million pretax ($0.31 per share) of underwriting loss attributable to property construction coverage from which the company exited in late 2005.

Each of these items includes bonus and profit sharing-related impacts which affected insurance and general corporate expenses. A table on page four provides additional information related to the specific items.

Fourth quarter results

Net earnings for the fourth quarter were $55.7 million ($2.23 per share). Highlights for the fourth quarter included:

•                  $41.2 million of operating earnings ($1.65 per share).

•                  Combined ratio of 71.3.

•                  $16.2 million pretax ($0.42 per share) realized gain from the sale of RLI’s equity in Taylor Bean & Whitaker Mortgage Corp. (TBW).

The following significant items positively affected operating earnings for the fourth quarter of 2006:

•                  $25.1 million pretax ($0.65 per share) of favorable loss development from prior years’ reserves from the casualty and surety segments.

•                  $1.4 million pretax ($0.03 per share) of favorable loss development from 2005 and 2004 hurricanes.

•                  $1.5 million after tax ($0.06 per share) gain as a result of favorable tax treatment on a dividend from unconsolidated investee Maui Jim.

Partially offsetting the favorable items was:

•                  $4.5 million pretax ($0.12 per share) of underwriting loss attributable to property construction coverage.

Each of these items includes bonus and profit sharing-related impacts which affected insurance and general corporate expenses. A table on page four provides additional information related to the specific items.

Underwriting income for 11th straight year

RLI achieved $84.1 million of underwriting income in 2006 on an 84.1 combined ratio, compared to $68.9 million of underwriting income on an 86.0 combined ratio in 2005. For the quarter, RLI recorded underwriting income of $39.9 million on a 71.3 combined ratio versus an underwriting loss of $0.4 million on a 100.4 combined ratio in the fourth quarter of 2005.

“Our 84.1 combined ratio marks the 11th consecutive year of underwriting income,” said Michael. The following table highlights annual gross premiums written and combined ratios by segment:

Gross Premiums Written (in millions)	2006	2005	2004	Combined Ratio	2006	2005	2004
Casualty	$506.9	$519.1	$519.8	Casualty	80.4	80.0	94.7
Property	225.6	176.2	178.6	Property	95.9	110.3	79.2
Surety	66.5	60.7	54.2	Surety	82.1	90.0	100.2
Total	$799.0	$756.0	$752.6	Total	84.1	86.0	92.2

Other income

For the year, investment income grew 15.7% to $71.3 million due to continued strong operating cash flows. Investment income for the quarter reached $18.7 million, a 13.6% increase over the fourth quarter of last year.

The investment portfolio’s total return for 2006 was 8.1%. The bond portfolio gained 5.3% and the equity portfolio’s return was 21.0%. For the quarter, the portfolio’s total return was 2.4.% based on a bond portfolio return of 1.3% and an equity portfolio return of 7.2%.

Included in earnings are the company’s interest in the earnings of Maui Jim, Inc. and Taylor Bean & Whitaker Mortgage Corp. The following table highlights RLI’s earnings from these interests:

Equity in Earnings of Unconsolidated Investees (in millions)
	Fourth Quarter		Full Year
	2006	2005	2006	2005
Maui Jim	$0.5	$1.6	$8.8	$8.4
TBW	2.4	0.9	6.3	2.5
Total	$2.9	$2.5	$15.1	$10.9

As mentioned earlier, in the quarter RLI sold its equity in TBW. The sale generated proceeds of $32.5 million and represented a full exit of RLI’s equity position in TBW. As a result, RLI recorded a fourth quarter pretax realized gain of $16.2 million, or $0.42 per share.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $157.0 million for the year ($6.14 per share) compared to $83.9 million ($3.19 per share) in 2005. Quarterly comprehensive earnings were $64.6 million ($2.59 per share) versus $10.9 million ($0.41 per share) last year.

Capital management continues to benefit shareholders

In the first quarter of 2006, RLI announced a stock repurchase program for up to $100 million of RLI common stock. During the fourth quarter, the company purchased 218,559 shares at a cost of $12.0 million. Since inception of the buyback program, the company has repurchased 1,624,009 shares at a cost of $81.1 million.

The company paid a fourth quarter cash dividend of $0.20 per share on January 12, 2007, which reflected a $0.01 increase over the prior quarter. 2006 marked the 31st consecutive year that RLI has increased dividends. Dividends for the year increased 19.0% to $0.75 per share. In 2006, RLI paid $18.0 million in dividends to shareholders. Over the last five years, the company’s quarterly dividend has grown by an average of 20.1%, and by an average of 13.6% over the last 10 years. Mergent’s Dividend Achievers currently ranks RLI 171st among 11,000 public companies for 10-year average dividend growth rate.

At 3:15 p.m. CDT today, January 23, 2007, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Operating earnings and earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Operating earnings and EPS from operations consist of our net earnings reduced by net realized investment gains and taxes related to net realized gains. Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2005.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets. RLI operates in all 50 states from 25 office locations. The company’s talented associates have delivered underwriting profits in 26 of the last 30 years, including the last 11. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company — are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s.

For additional information, contact Treasurer John Robison at (309) 693-5846 or at john_robison@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2005		2006
	4th Qtr	Full Year	4th Qtr	Full Year
Operating Earnings Per Share	$1.65	$4.35	$0.64	$3.67

Specific items included in operatingearnings per share: (1) (2)
• Gain from favorable casualty prior years’ reserve development	$0.59	$0.90	$0.04	$1.08
• Gain from favorable surety prior years’ reserve development	$0.06	$0.06	$0.05	$0.05
• Gain (loss) from 2005 hurricanes	$0.02	$0.10	$(0.17)	$(0.58)
• Gain from 2004 hurricanes	$0.01	$0.02	$0.05	$0.14
• (Loss) on property construction coverage	$(0.12)	$(0.31)	$(0.30)	$(0.30)
• Gain from change in tax rate applicable to the dividend from Maui Jim (3)	$0.06	$0.06	$0.17	$0.17

(1)             Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2)             Favorable developments reflect revisions for previously estimated losses.

(3)             As required under Statement of Financial Accounting Standards 109, “Accounting for Income Taxes,” the gain reflects the tax benefit of applying the lower tax rate applicable to affiliated dividends (7%) as compared to the corporate capital gains tax rate (35%) on which previous tax estimates were based.

RLI CORP.
2006 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Change	2006	2005	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$138,839	$117,464	18.2%	$530,338	$491,307	7.9%
Net investment income	18,745	16,508	13.6%	71,325	61,641	15.7%
Net realized investment gains	22,292	1,787	1147.5%	31,045	16,354	89.8%
Consolidated revenue	179,876	135,759	32.5%	632,708	569,302	11.1%

Loss and settlement expenses	45,228	75,493	-40.1%	256,889	251,170	2.3%
Policy acquisition costs	39,650	33,787	17.4%	145,776	136,058	7.1%
Other insurance expenses	14,107	8,566	64.7%	43,617	35,196	23.9%
Interest expense on debt	1,527	1,701	-10.2%	6,581	7,118	-7.5%
General corporate expenses	2,662	1,670	59.4%	8,069	6,780	19.0%
Total expenses	103,174	121,217	-14.9%	460,932	436,322	5.6%

Equity in earnings of unconsolidated investees	2,860	2,505	14.2%	15,117	10,896	38.7%

Earnings before income taxes	79,562	17,047	366.7%	186,893	143,876	29.9%
Income tax expense (1)	23,879	(1,058)	2357.0%	52,254	36,742	42.2%
Net Earnings	$55,683	$18,105	207.6%	$134,639	$107,134	25.7%

Other comprehensive earnings (loss), net of tax	8,923	(7,244)	223.2%	22,360	(23,232)	196.2%
Comprehensive earnings	$64,606	$10,861	494.8%	$156,999	$83,902	87.1%

Operating Earnings: (2)

Net Earnings	$55,683	$18,105	207.6%	$134,639	$107,134	25.7%
Less: Realized investment gains, net of tax	14,490	1,161	1148.1%	20,179	10,630	89.8%
Tax benefit on IRS examination	—	—	0%	3,172	—	0%
Operating earnings	$41,193	$16,944	143.1%	$111,288	$96,504	15.3%

Return on Equity:
Net earnings (trailing four quarters)				19.1%	16.2%
Comprehensive earnings (trailing four quarters)				22.2%	12.7%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	24,941	26,461		25,571	26,324

EPS from operations (2)	$1.65	$0.64	157.8%	$4.35	$3.67	18.5%
Realized gains, net of tax	0.58	0.04	1350.0%	0.79	0.40	97.5%
Tax benefit on IRS examination	—	—	0.0%	0.13	—	0.0%
Net earnings per share	$2.23	$0.68	227.9%	$5.27	$4.07	29.5%
Comprehensive earnings per share	$2.59	$0.41	531.7%	$6.14	$3.19	92.5%

Cash dividends per share	$0.20	$0.17	17.6%	$0.75	$0.63	19.0%

Net Cash Flow from Operations	$29,010	$50,410	-42.5%	$171,775	$198,027	-13.3%

(1) (2) See Notes on page 6.

RLI CORP.
2006 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2006	2005	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments	$1,460,046	$1,376,695	6.1%
(amortized cost - $1,465,660 at12/31/06)
(amortized cost - $1,384,620 at 12/31/05)
Equity securities	368,195	321,096	14.7%
(cost - $201,443 at 12/31/06)
(cost - $186,417 at 12/31/05)
Total investments	1,828,241	1,697,791	7.7%

Premiums and reinsurance balances receivable	126,021	126,894	-0.7%
Ceded unearned premiums	97,596	114,668	-14.9%
Reinsurance recoverable on unpaid losses	525,671	593,209	-11.4%
Deferred acquisition costs	73,817	69,477	6.2%
Property and equipment	20,590	20,859	-1.3%
Investment in unconsolidated investees	36,667	54,340	-32.5%
Goodwill	26,214	26,214	0.0%
Other assets	36,479	32,418	12.5%
Total assets	$2,771,296	$2,735,870	1.3%

Unpaid losses and settlement expenses	1,318,777	1,331,866	-1.0%
Unearned premiums	387,811	383,683	1.1%
Reinsurance balances payable	85,046	97,526	-12.8%
Short-term debt	0	15,541	-100.0%
Long-term debt - bonds payable	100,000	100,000	0.0%
Income taxes - deferred	27,069	22,717	19.2%
Other liabilities	96,073	91,596	4.9%
Total liabilities	2,014,776	2,042,929	-1.4%
Shareholders’ equity	756,520	692,941	9.2%
Total liabilities & shareholders’ equity	$2,771,296	$2,735,870	1.3%

OTHER DATA

Common shares outstanding (in 000’s)	24,273	25,551

Book Value per share	$31.17	$27.12	14.9%
Closing stock price per share	$56.42	$49.87	13.1%

Statutory Surplus	$746,905	$690,547	8.2%

Notes

(1)            During the fourth quarter of 2005, we recorded a $4.6 million tax benefit associated with favorable tax treatment on dividends from unconsolidated investee Maui Jim. During the fourth quarter of 2006, we recorded a $1.7 million tax benefit on dividends from Maui Jim. Additionally, in the second quarter of 2006, the Internal Revenue Service concluded an examination of the company’s tax years 2000 through 2004. As a result of the conclusion of this exam, our year-to-date income tax expense includes a positive impact of $3.2 million, resulting from the change in estimate for a tax exposure item relating to the sale of assets.

(2)            Operating earnings and EPS from operations are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Operating earnings and EPS from operations consist of our net earnings reduced by net realized investment gains and taxes related to net realized gains. Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations.

RLI CORP.
2006 FINANCIAL HIGHLIGHTS
UNDERWRITING SEGMENT DATA
(Unaudited)
(Dollars in thousands, except per share amounts)

Three Months Ended December 31,

		GAAP		GAAP		GAAP		GAAP
	Property	Ratios	Surety	Ratios	Casualty	Ratios	Total	Ratios
2006

Gross premiums written	$40,413		$14,560		$128,183		$183,156
Net premiums written	21,202		13,533		86,841		121,576
Net premiums earned	34,998		15,362		88,479		138,839
Net loss & settlement expenses	18,536	53.0%	345	2.2%	26,347	29.8%	45,228	32.6%
Net operating expenses	14,972	42.8%	10,814	70.4%	27,971	31.6%	53,757	38.7%
Underwriting income	$1,490	95.8%	$4,203	72.6%	$34,161	61.4%	$39,854	71.3%

2005
Gross premiums written	$49,937		$13,007		$135,500		$198,444
Net premiums written	18,479		12,350		87,668		118,497
Net premiums earned	14,868		14,062		88,534		117,464
Net loss & settlement expenses	20,318	136.7%	2,232	15.9%	52,943	59.8%	75,493	64.3%
Net operating expenses	9,868	66.4%	8,929	63.5%	23,556	26.6%	42,353	36.1%
Underwriting income (loss)	$(15,318)	203.1%	$2,901	79.4%	$12,035	86.4%	$(382)	100.4%

Twelve Months Ended December 31,

		GAAP		GAAP		GAAP		GAAP
	Property	Ratios	Surety	Ratios	Casualty	Ratios	Total	Ratios
2006

Gross premiums written	$225,610		$66,516		$506,887		$799,013
Net premiums written	139,061		62,641		349,834		551,536
Net premiums earned	122,581		59,540		348,217		530,338
Net loss & settlement expenses	68,668	56.0%	10,295	17.3%	177,926	51.1%	256,889	48.4%
Net operating expenses	48,925	39.9%	38,570	64.8%	101,898	29.3%	189,393	35.7%
Underwriting income	$4,988	95.9%	$10,675	82.1%	$68,393	80.4%	$84,056	84.1%

2005
Gross premiums written	$176,228		$60,669		$519,115		$756,012
Net premiums written	89,089		56,011		349,465		494,565
Net premiums earned	80,528		51,886		358,893		491,307
Net loss & settlement expenses	55,344	68.7%	14,327	27.6%	181,499	50.6%	251,170	51.1%
Net operating expenses	33,526	41.6%	32,358	62.4%	105,370	29.4%	171,254	34.9%
Underwriting income (loss)	$(8,342)	110.3%	$5,201	90.0%	$72,024	80.0%	$68,883	86.0%